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                                                               Exhibit 10(h)(2)


                         [DEPARTMENT OF THE NAVY LETTERHEAD]



                                                               1004/524G
                                                               16 June 1995

Mr. Douglas Allen
President
U.S. Drug Testing, Inc.
10410 Trademark Street
Rancho Cucamonga, CA 91730

Dear Mr. Allen:

        In your letter of May 25, 1995 to me at the Naval Research Laboratory
(NRL) you requested certain modifications to the partially exclusive license between the Navy & U.S. Alcohol Testing of America, Inc. (USAT), dated January 23, 1992.

        Accordingly, we propose the following modifications:

        1. Article IV Royalties

           Delete the first paragraph and substitute the following:

           The following Royalty Schedule will be applied to the net selling price for (I) each royalty-bearing product made, used or sold by LICENSEE or it sublicensees in the United States or in the Licensed Territory, (II) any parts sold by LICENSEE or its sublicensees in the United States or in the Licensed Territory for use to reconstruct any royalty-bearing product, and (III) from revenues received from the leasing of any royalty-bearing product, and the sale of consumable products for use with such leased royalty-bearing product, for use in the United States or in the Licensed Territory.


                                Royalty Schedule


           Annual Net Sales                     Royalty Rate
           ----------------                     ------------
              0 - $ 5 million                      10%
            $ 5 - $10 million                       9%
            $10 - $15 million                       8%
            $15 - $25 million                       7%
           over - $25 million                       6%

           Notwithstanding the provisions of the proceeding paragraph, LICENSEE agrees to pay at least a minimum annual royalty of one hundred thousand dollars ($100,000) each calendar year throughout the period of

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   the License. The minimum annual royalty shall be due and payable in advance on October 1, 1995 and each calendar year thereafter and will be credited as advance payment of royalties to accrue during the following calendar year; and will not be refundable in whole or in part.

2. Article II License Grant

   Delete the first paragraph and substitute the following:

   LICENSOR agrees to and does hereby grant to LICENSEE an exclusive right and license to practice the licensed invention throughout the United States and in the Licensed Territory in the field of drugs of abuse and in the field of testing for Methadone, Benzodiazapines Barbituates, Propoxyphene, Tricyclic, Antidepressants and Anabolic Steroids for a period of ten (10) years commencing on the date of execution of this Modification by LICENSOR, which shall become the effective date of the LICENSE, and a nonexclusive right and license to practice the licensed invention after completion of that ten (10) year period until the expiration of licensed patents unless the LICENSE is sooner modified or terminated in whole or in part.

3. The following new Article will be added to the License as follows:

   Article XIV Licensing of Patent No. 5,354,654

   LICENSEE and the LICENSOR entered into a Cooperative Research and Development Agreement (CRADA) on April 16, 1992. This CRADA provided the LICENSEE with an option to negotiate an exclusive License in each patent pertaining to a subject invention in which the Government has title in whole or part (8.9 License Rights). Patent No. 5,354,654 was a Subject Invention of this CRADA and LICENSEE exercised their option and requested an exclusive License.

   LICENSOR agrees to and does hereby grant to LICENSEE for the life of the patent and exclusive right and License to practice the invention of Patent No. 5,354,654 entitled "Lyophilized Ligand-Receptor Complexes for Assays and Sensors" dated October 11, 1994 in the field of Drugs of Abuse and in the field of testing for Methadone, Benzodiazapines, Barbituates, Propoxyphene, Tricyclic, Antidepressants and Anabolic Steroids. LICENSEE will pay

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            LICENSOR royalties according to modified Article IV on sales of any product defined by any claim of patent No. 5,354,654 or any product used to perform any method claimed in patent No. 5,354,654 in the field of Drugs of Abuse and in the field of testing for Methadone, Benzodiazapines, Barbituates, Propoxyphene, Tricyclic, Antidepressants and Anabolic Steroids. Royalties generated by Licensee from Licenses granted under patent No. 5,354,654 in other fields will be shared equally between LICENSEE and the Navy. All other provisions of the Partially Exclusive License between the Navy and U.S. Alcohol Testing of America, Inc., shall apply.

        Your consent to these Modifications of the License may be evidenced by affixing your signature in the space provided below. A duplicate of the original will be provided to you.

                             Sincerely,

                             /s/ Richard H. Rein

                             RICHARD H. REIN
                             Head, Technology Transfer Office


U.S. Alcohol & Testing                    United States of America For
                                          the Secretary of the Navy

By: /s/                Date: 6/20/95      By: /s/               Date:  6/27/95
   ------------------        -------         -----------------        --------



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